Exhibit 99.1

Contact: Safeco Investor Relations

Neal Fuller, 206-545-5537

Contact: Safeco Media Relations

Paul Hollie, 206-545-3048

Safeco Plans to List on the New York Stock Exchange

SEATTLE – (Sept. 27, 2006) – Safeco (NASDAQ: SAFC) announced today it intends to list its common stock on the New York Stock Exchange (NYSE). Safeco anticipates the trading of its common stock to commence on the NYSE on Nov. 30, 2006 under the new symbol “SAF”. Until that time, the company’s shares will continue to trade on the NASDAQ National Market under the symbol “SAFC”.

“Our stock has performed well in recent years,” said Paula Rosput Reynolds, Safeco president and chief executive officer. “We look forward to our association with the New York Stock Exchange, where most of our national peers are listed.”

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners, and owners of small- and mid-sized businesses principally through a national network of independent agents and brokers.

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